Exhibit 32.1

Type:  Exhibit- 32.1
Description:  Certification of the Chief Executive Officer pursuant to Securities Exchange Act
Rule 13a-14(b) and 18 U.S.C. Section 1350

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Citizens Capital Corp. (the “Registrant”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”) of the Registrant fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods December 31, 2001 thru December 31, 2010 presented in the Form 10-K, respectively.

Date: September 10, 2011	/s/	Billy D. Hawkins

Billy D. Hawkins
Chief Executive Officer

* The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.